Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of July 19, 2017 (the “Effective Date”), is entered into by and between LogicMark Investment Partners, LLC, a Delaware limited liability company (“Assignor”), and the parties identified on Schedule A hereto (each an “Assignee” and collectively the “Assignees”).

WHEREAS, Assignor and Assignees desire to enter into this Agreement to provide for the (a) assignment to Assignees of all of Assignor’s rights (together, the “Assigned Assets”) (i) with respect to $594,403 of the principal and accrued and unpaid interest thereon under that certain Amended and Restated Secured Subordinated Promissory Note issued by Nxt-ID, Inc. (“Borrower”) to the order of Assignor on November 29, 2016 in the principal amount of $1,000,000 (the “Note”), (ii) under that certain Subordinated Security Agreement dated July 25, 2016 (the “Security Agreement”), and, (iii) under that certain letter agreement dated July 25, 2016 by and among ExWorks Capital Fund I, L.P., as agent for Lenders (“Agent”), Borrower, Assignor and the other parties thereto (the “ExWorks Intercreditor Agreement”), each of which is attached hereto as Exhibit A-1 A-2, and A-3, (b) assumption by Assignees of all of Assignor’s obligations arising under the Assigned Assets (together, the “Assumed Obligations”), and (c) Assignees’ payment to Assignor of an aggregate purchase price of $594,403 for the Assigned Assets (the “Purchase Price”);

WHEREAS, Assignor and Assignees previously entered into that certain Intercreditor Agreement, dated November 29, 2016 (the “Assignor Intercreditor Agreement”) and Collateral Agent Agreement, dated November 29, 2016 (the “CAA”);

WHEREAS, upon full payment of the amounts set forth on Schedule A hereto Assignor shall have no further right or interest in the Note and represents that the Note shall have been satisfied in full;

WHEREAS, contemporaneously herewith the Assignees and Borrower shall enter into an exchange agreement (the “Exchange Agreement”).

NOW THEREFORE, in consideration of the foregoing recitals, the covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Assignor and Assignees agree as follows:

1.                  Assignment and Assumption. Subject to and conditioned upon Assignees’ payment of certain amounts to Assignor as provided in Section 2 hereof on the Effective Date, the Borrower and Assignees entering into the Exchange Agreement, and for other good and valuable consideration, (a) Assignor hereby assigns, transfers, and conveys to Assignees all of Assignor’s right, title and interest in, to and arising under the Assigned Assets and Assignees hereby accepts the same in the amounts set forth on Schedule A, and (b) Assignees hereby assume and agree, jointly and severally, to be bound by all of Assignor’s obligations arising under the Assumed Obligations.

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2.                  Payments. On the Effective Date, each Assignee shall pay to Assignor its pro rata portion of the Purchase Price as set forth on Schedule A.

3.                  Representations and Warranties of the Assignor. The Assignor hereby makes the following representations and warranties to the Assignees as of the Effective Date:

a.                   The Assignor has full limited liability company power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Assignor and constitutes the legal, valid and binding obligation of the Assignor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

b.                  With respect to the transaction contemplated hereby, the Assignor is the sole record and a beneficial owner of the Assigned Assets with requisite authority on behalf of the other beneficial owners to consummate the transaction contemplated hereby.

4.                  Non-Contravention. Borrower represents, warrants and covenants to Assignor and Assignees that, other than agreements with Agent (including the ExWorks Intercreditor Agreement) for which Borrower has obtained all requisite consents and approvals, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by any of Borrower, Assignor or Assignees, (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Borrower is subject or any provision of its charter, bylaws, or other governing document, or (b) will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement to which Borrower is a party. Borrower agrees to indemnify and hold harmless Assignor and Assignees from and against the entirety of any Adverse Consequences (as defined in the Note) suffered by Assignor or Assignees as a result of Borrower’s breach of any of its representations, warranty or covenant in this Agreement. Borrower further agrees to reissue the Assigned Assets to the Assignors in the amounts set forth on Schedule A.

5.                  Representations and Warranties of the Assignees. Each Assignee hereby makes represents and warrants to the Assignor that (a) such Assignee has full limited liability company power and authority to enter into this Agreement and to consummate the transaction contemplated hereby, and (b) this Agreement has been duly and validly executed and delivered by such Assignee and constitutes the legal, valid and binding obligation of such Assignee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

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6.                  Indemnification. The Assignees will, jointly and severally, indemnify and hold the Assignor and its directors, officers, shareholders, members, partners, employees and agents (each, a “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any action instituted against the Indemnified Party(ies) in any capacity, or any of them or their respective affiliates, by any Assignee or any stockholder of the Company who is not an affiliate of such Indemnified Party, with respect to this Agreement, the Assigned Assets or the Assumed Obligations (unless such action is based upon a breach of such Indemnified Party’s representations, warranties or covenants under this Agreement, including actions constituting fraud). If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Assignees in writing, and the Assignees shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Assignees in writing, (ii) the Assignees have failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Assignees and the position of such Indemnified Party, in which case the Assignees shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Assignees will not be liable to any Indemnified Party under this Agreement (y) for any settlement by an Indemnified Party effected without the Assignees’ prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Assignees.

7.                  Waiver. In consideration of Assignor’s assignment of the Assigned Assets hereunder, Assignor’s other agreements herein and other good and valuable consideration, each Assignee acknowledges, agrees and affirms that such Assignee does not possess, and hereby waives, any and all liability, claims, demands, damages, costs, expenses, actions and causes of action, in law or in equity (collectively, “Claims”), against Assignor or any of its affiliates, heirs, successors or assigns with respect to the Assigned Assets, including any Claim for repayment, restoration, or return, in whole or in part, of any payment previously paid or transferred to Assignor in full or partial satisfaction of the Note, as a result of such payment or transfer, or the incurrence of the obligation so satisfied, being void, voidable, or otherwise recoverable under any state or federal law.

8.                  Bifurcation of Note. Borrower shall bifurcate and further agrees to reissue the Assigned Assets to the Assignees in the amounts set forth on Schedule A.

9.                  Collateral. The Assignor hereby resigns as Collateral Agent pursuant to Assignor Intercreditor Agreement and CAA. The Assignees hereby appoint _______ as the new Collateral Agent (the “NCA”) pursuant to Assignor Intercreditor Agreement and CAA. Effective upon the appointment of the NCA the Assignor shall no longer be a party to the Assignor Intercreditor Agreement and CAA.

10.              Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns.

11.              Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

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12.              Multiple Counterparts. This Agreement may be executed in multiple counterparts, by original or facsimile signature, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

13.              Governing Law. The parties agree that this Agreement shall be construed solely in accordance with the laws of the State of Delaware, notwithstanding its choice or conflict of law principles, and any proceedings arising among the parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in Delaware.

14.              Further Actions. The parties covenant and agree to execute such other instruments or documents and to take such further action as may be reasonably necessary or appropriate to fulfill the purpose of this Agreement.

15.              Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

16.              Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.              Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to Assignor:

Logicmark Investment Partners, LLC
1359 Barclay Boulevard
Buffalo Grove, Illinois 60089
Email: swuellner@promusequity.com
bnagler@gen3cap.com
Attn: Sarah Wuellner
Brandon Nagle

With a copy (which shall not constitute notice) to:

Patzik, Frank & Samotny Ltd.
150 South Wacker Drive, Suite 1500
Chicago, Illinois 60606
Email: apatzik@pfs-law.com
Attn: Alan B. Patzik, Esq.

if to Assignees:

To the addresses set forth on Schedule A.

with a copy (which shall not constitute notice) to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, NY 11581
Email: eli@grushkomittman.com
Attn: Eliezer Drew, Esq.

if to Borrower:

Nxt-ID, Inc.
285 North Drive
Suite D
Melbourne FL 32934
Email: gino@nxt-id.com

with a copy (which shall not constitute notice) to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Attn: David E. Danovitch
875 Third Avenue, 9th Floor
New York, NY 10022
Email: ded@robinsonbrog.com

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All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

18.              Entire Agreement. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

19.              Modification. This Agreement may only be modified in a writing signed by all parties hereto.

[Remainder of page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, Assignor and Assignees have executed this Agreement as of the date first set forth above.

ASSIGNOR:

LOGICMARK INVESTMENT PARTNERS, LLC

By:
Its Manager

Borrower hereby acknowledges and agrees to this Agreement and agrees that Borrower shall recognize the Assignee as the true and lawful owner of the assigned Note.

BORROWER:

NXT-ID, INC.

By:
Name: Title:

[Assignor and Borrower Signature Page to Assignment and Assumption Agreement]

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IN WITNESS WHEREOF, Assignor and Assignees have executed this Agreement as of the date first set forth above.

ASSIGNEE:

By:
Name: Title:

IN WITNESS WHEREOF, Assignor and Assignees have executed this Agreement as of the date first set forth above.

ASSIGNEE:

By:
Name: Title:

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IN WITNESS WHEREOF, Assignor and Assignees have executed this Agreement as of the date first set forth above.

ASSIGNEE:

By:
Name: Title:

[Assignee Signature Page to Assignment and Assumption Agreement]

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SCHEDULE A

Assignee Name and Notice Address	Purchase Price	Total Note Portion Assigned to Assignee
	$	$
	$	$
	$	$
Total	$	$

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